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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
DBT Online, Inc.




We hereby consent to the incorporation by reference in the Registration Statements of DBT Online, Inc. on Form S-8 (Registration Nos. 333-11235 and 333-41313) of our report dated August 9, 1999 relating to the financial statements of the Online Public Records Business (a division of Information America, Inc. including the KnowX.com and Informed product lines) which appears in this Form 8-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
October 8, 1999